UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 18, 2020
(Earliest Event Date requiring this Report: March 18, 2020)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 7.01.    Regulation FD Disclosure

On March 18, 2020, Capstone Companies, Inc., a Florida corporation, (the "Company"), issued a press release announcing the launch of a revised, new corporate website, which can be seen at URL: https://www.capstonecompaniesinc.com.  The new web site features a modern design, improved functionality and easier access to essential corporate information about the Company.

A copy of the March 18, 2020 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The disclosures in Item 7.01 and Item 2.02 above shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.    Financial Statements and Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	March 18, 2020 Press Release by Capstone Companies, Inc. re: revised corporate website

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James G. McClinton
James G. McClinton, Chief Executive Officer
Dated: March 18, 2020